EXHIBIT 99.1

Corvus Gold Drills 18.3 Metres @ 4.02 g/t Gold, West Zone Stepout Hole, Mother Lode Project, Nevada

VANCOUVER, British Columbia, June 13, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received further results from its resource expansion drilling program on the western and eastern sides of the Mother Lode deposit (Figure 1). The western expansion zone hole ML18-067 returned 18.3 metres @ 4.02 g/t gold, intersecting the Main Zone in the western most hole reported to date (Table 1). Additionally, within the same hole a continuation of the expanding lower grade oxide zones above the higher grade Main Zone were displayed with separate intercepts of 25.9m @ 0.68 g/t gold & 30.5m @ 0.67 g/t gold.   This hole along with hole ML18-060 (24.4m @ 3.1 g/t gold), drilled 70 metres to the northeast, continue to show the trend of increasing grade as we drill to the west, outlining a new high-grade center to the deposit.

The results from the east side of the deposit have shown a continuation of mineralization to the northeast along the projection of the Fluorspar Canyon Fault (FCF) as illustrated by hole ML18-064 (10.7m @ 1.42 g/t gold).  In addition, hole ML18-066 has extended the near surface eastern higher-grade zone to the south of previous hole ML18-046 (30.5m @ 2.05 g/t gold) outlining some early opportunity expansion for the future mine plan.

With the continued success of the Mother Lode drill program and as a result of the Company’s recent financing (CDN$4.5M @ $2.60/share, see press release dated June 7, 2018) the phase III program is currently being planned to complete 30,000 metres of resource stepout drilling beginning in early September.  With the current phase II drill program, extending through August the project will now have continuous drilling activity for the foreseeable future.

Jeff Pontius, President and CEO of Corvus states, “The new stepout results to the west and east at Mother Lode continue to show an expanding deposit.  The result in hole ML18-067 continue to highlight increasing grade to the west and at depth along the main north northeast, west dipping, FCF/dike trend. This expanding high-grade center appears to the primary feeder structure for the Mother Lode deposit and has potential at depth to transition into a larger deposit.  This large deep target will be tested in the phase three program with a series of deep core holes with what we believe is the potential to significantly change the scope of the Mother Lode deposit.”

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-064 AZ 085 dip-65	294.13	315.47	21.34	0.97	n/a	East of ML17-033
						Main Zone
inc	294.13	304.80	10.67	1.42	n/a	1 g/t cut
	320.04	323.09	3.05	0.43	n/a	Lower OX Zone
	367.28	370.33	3.05	0.74	n/a	Lower OX Zone
	373.38	377.95	4.57	0.30	n/a	Lower OX Zone

ML18-065 AZ 085 dip-50	33.53	36.58	3.05	0.59	n/a	East of ML17-042
						Upper OX Zone

ML18-066 AZ 085 dip-50	0.00	15.24	15.24	1.56	n/a	South of ML18-046
						Upper OX Zone
inc	0.00	9.14	9.14	2.24	n/a	1 g/t cut
	68.58	79.25	10.67	0.92	n/a	Main Zone
inc	76.20	79.25	3.05	1.30	n/a	1 g/t cut
	105.16	108.20	3.05	0.73	n/a	Lower OX
	149.35	155.45	6.10	0.61	n/a	Lower OX

ML18-067 AZ 085 dip-70	201.17	227.08	25.91	0.68	n/a	West of ML18-045
						Upper OX Zone
inc	222.50	225.55	3.05	1.18	n/a	1 g/t cut
	233.17	263.65	30.48	0.67	n/a	New Zone
inc	257.56	262.13	4.57	1.15	n/a	1 g/t cut
	297.18	316.99	19.81	3.76	n/a	Main Zone
inc	298.70	316.99	18.29	4.02	n/a	1 g/t cut

A photo accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/6ff81501-f00f-4766-aa30-3fdb1fa6fc33

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:  Ryan Ko
Investor Relations
Email: info@corvusgold.comPhone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.